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                        ASSET ACQUISITION AGREEMENT


     THIS ASSET ACQUISITION AGREEMENT, made and entered into as of this 1st day of December 2000, by and between Michael Linn, a Utah resident having a principal place of business at 6314 King Valley Drive, West Valley City, Utah 84128 (hereinafter referred to as the "Seller") and Eastport Red's Incorporated, a corporation duly organized under the laws of the State of Nevada and subject to the reporting requirements imposed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and having its principal place of business at 3434 East 7800 South, #237, Salt Lake City, Utah 84121 (hereinafter referred to as the "Purchaser").


                       W  I  T  N  E  S  S  E  T  H  :

     WHEREAS, Seller desires to sell certain of its assets to Purchaser so that Purchaser may enter into the business of building and overhauling engines pursuant to the terms and conditions hereof; and,

     WHEREAS, Purchaser desires to purchase such assets in accordance with the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.   SALE AND PURCHASE OF ASSETS.

       1.1Transfer of Assets. Subject to the terms and conditions of this Agreement, Purchaser, in reliance upon Seller's warranties and representations herein made, shall purchase and acquire from Seller, and Seller, shall sell, transfer and convey to Purchaser, with the exceptions set forth herein and in the schedules annexed hereto, certain assets, properties and rights of Seller as specifically defined and described in the Schedule of Assets, Schedule A, attached hereto and made a part hereof (hereinafter collectively referred to as the "Assets").

      1.2Excluded Assets. The following shall be excluded from Seller's Assets being sold and transferred hereunder: (a) All liabilities or obligations of Seller, in existence as of the date herein.

      1.3Encumbrances. Seller represents that the sale and transfer of Seller's Assets are free and clear of all obligations, security interests, liens, infringements and encumbrances whatsoever.

      1.4Purchase Price. In consideration for the sale of the Seller's Assets to Purchaser, Purchaser shall pay Seller as follows: Eighteen Million (18,000,000) Shares of Eastport Red's Incorporated $0.001 par value common stock which shall be duly authorized, validly issued, fully paid and non-assessable (hereinafter referred to as the "Purchaser Stock").

      1.5Other.

     (a) Purchaser shall cause a controlling shareholder of Purchaser, under the name of First Avenue, Ltd., to cancel and return to the Purchaser's treasury stock, for no consideration, a total of Nine Million One Hundred Thousand (9,100,000) Shares of Eastport Red's Incorporated, out of the Ten Million (10,000,000) Shares held by Purchaser.


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2.   COVENANTS, WARRANTIES AND REPRESENTATIONS OF SELLER.

     Seller warrants and represents to Purchaser as follows:

      2.1Non-infringement. To the best of Seller's knowledge, the Assets, in whole or in part, do not infringe any patents, copyrights, trade secrets, trademarks or other proprietary rights of any third parties and, to the best of Seller's knowledge and belief, no rights or licenses are required from third parties to exercise any rights with respect to Seller's Assets or any portion thereof.

      2.2Proprietary Rights. any proprietary rights included in the Assets herein are in full force and effect and there are no liens, claims, proceedings or causes of actions which in any way affect the validity or enforceability of such Proprietary Rights.

      2.3Contracts, Licenses, Permits and Approvals.

     (a) To the best of Seller's knowledge, Seller has no presently existing contracts or commitments extending beyond the execution date hereof which in any way relate to Seller's Assets that are not included in the Schedule of Assets, Schedule A hereto.

     (b) Seller does not have any obligation under any collective bargaining agreement or any other contract with a labor union. Except to the extent set forth in the Schedule of Assets, Schedule A hereto, Seller is not a party to any executive or employee compensation plan or agreement or compensatory plan or agreement with any independent contractors, or employees or agents of Seller, including, without limitation, any pension, retirement, profit sharing, stock purchase, stock option, bonus or savings plan. Seller agrees to pay or allow as a credit to the Purchaser any vacation or sick pay accrued to Seller's employees at Closing up to and including the Closing Date.

      2.4Litigation. There is no suit or action, or legal, administrative, arbitration or other proceeding or governmental investigation affecting Seller's Assets pending, or to the best knowledge and belief of Seller, threatened against Seller which materially or adversely affects the business of Seller relating to Seller's Assets. Seller further warrants and represents that there is no outstanding judgment, decree or order against Seller which affects Seller or Seller's Assets in any way.

      2.5Representations and Warranties. No representation or warranty by Seller in this Agreement or any document provided hereunder contains or will contain any untrue statement or omissions, or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. All representations and warranties made by Seller in this Agreement and any document provided hereunder shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

      2.6Due Performance. Seller has in all material respects performed all obligations required to be performed by it under, and is not in default in any material respect under, or in violation in any material respect of, its Articles of Incorporation or By-laws, as amended, or any agreement, lease, mortgage, note, bond, indenture, license or other documents or undertaking, oral or written, to which it is a party or by which it is bound, or by which it or any of its properties or assets may be materially affected. To the best of its knowledge, Seller is not in violation or default in any material respect of any order, regulation, injunction or decree of any court, administrative agency or governmental body. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby will not result in any of the violations or defaults referred to in this paragraph.


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      2.7Subsidiaries.  Seller does not have any subsidiaries nor does it have any interest in any undisclosed business enterprise relating to or competing with Seller's Assets or any portion thereof.

3.   COVENANTS, WARRANTIES AND REPRESENTATIONS OF PURCHASER.

     Purchaser warrants and represents to Seller as follows:

      3.1Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is subject to the reporting requirements imposed pursuant to
Section 12(g,) of the Securities Exchange Act of 1934, as amended, and has full power and authority to carry on its current business and to purchase, own, use and sell its assets and properties.

      3.2Corporate Authority. The execution and delivery of this Agreement to Seller and the carrying out of the provisions hereof have been duly authorized by the Board of Directors of Purchaser, and at Closing, Purchaser shall furnish Seller duly certified copies of the authorizing resolutions of Purchaser's Board of Directors.

      3.3Capitalization. The authorized capital common stock of the Purchaser immediately prior to giving effect to the transactions contemplated hereby consists of 20,000,000 shares, $0.001 par value, of which 11,000,000 shares of its $0.001 par value common stock are issued and outstanding as of the date hereof. The authorized capital of preferred stock of the Purchaser is 5,000,000 shares, $0.001 par value, of which no shares are issued and outstanding as of the date hereof. After giving effect to the issuance and cancellation of Purchasers shares, as provided herein, the Purchaser shall have 19,900,000 shares of its $0.001 par value common stock issued and outstanding. Additionally, to the best of Purchaser's knowledge, all securities issued by Purchaser as of the date of this Agreement have been issued in compliance with all applicable state and federal laws.

      3.4Binding Nature. This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Purchaser, enforceable in accordance with its terms.

      3.5Warranties and Representations. No representation or warranty by Purchaser in this Agreement contains or will contain any untrue statement or omission, or will omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by Purchaser in this Agreement shall be true and correct as of Closing with the same force and effect as if they had been made on and as of such date.

      3.6Compliance with Securities Laws. To the best of Purchaser's knowledge, neither Purchaser nor any officer, director, affiliate, or controlling person of Purchaser has committed any violation, or been in any way in contravention, of any law, rule or regulation governing transactions in securities, in connection with the transactions herein.

      3.7Inspection and Value. Purchaser has formed its own opinion as to the value of Seller's Assets being purchased hereunder. Seller's warranties include only such express written warranties as are contained in this Agreement. Any other express warranty, oral or written, not contained in this Agreement are of no force and effect. Seller hereby disclaims all implied warranties, including without limitation, implied warranties of merchantability and implied warranties of fitness for special or ordinary uses or purposes. Purchaser has inspected Seller's Assets to the full extent of Purchaser's desire, and Seller has given Purchaser ample opportunity to conduct such inspections. Seller's Assets, except as expressly warranted or represented herein, are purchased "As Is" and "With All Faults."


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      3.8Litigation.  There are no pending, or to the best knowledge and belief of the Purchaser, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect Purchaser's ability or right to perform all of Purchaser's obligations hereunder.

      3.9SEC Filings As of the date of this Agreement, Purchaser has accurately and timely filed with the Securities and Exchange Commission ("SEC") all registration statements, financial statements, applications, reports, schedules, forms, proxy statements and all other instruments, documents and written information (collectively, the "SEC Filings") required to be filed by Purchaser under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. At the date hereof, none of the SEC Filings contains or, on the Closing Date, will contain any untrue statement of a material fact or omits or, on the Closing Date, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made or shall have been made, not misleading.

     4.   MISCELLANEOUS.

      4.1Bulk Sales Law Purchaser and Seller hereby waive compliance by Seller with the provisions of the Bulk Sale Transfer Article of the Nevada and Utah Uniform Commercial Codes, to the extent applicable. Seller hereby represents and warrants that it presently has sufficient amount of net cash proceeds in its operating and/or trust account to pay all of Seller's creditors, if any, as and when their claims come due and to indemnify and hold Purchaser harmless from and against any loss, damage or expense, including reasonable attorneys' fees and court costs, incurred by Purchaser as a result of or attributable to the Seller's failure to comply with said provisions.

      4.2The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

      4.3No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement.
From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      4.4The validity, interpretation, and performance of this Agreement shall be controlled by binding arbitration in the State of Utah under the rules then obtaining of the American Arbitration Association. Such arbitration ruling shall be final and binding amongst the parties herein. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.


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      4.5The parties hereto agree to indemnify, hold harmless and defend the other from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court fees, and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers, as of the date first above written.

SELLER:                                 PURCHASER:

Michael Linn                            Eastport Red's Incorporated

 /s/ Michael Linn                        /s/ Ken Kurtz
---------------------------------       ---------------------------------
By: Michael Linn                        By: Ken Kurtz, President















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                                 SCHEDULE  A

                             SCHEDULE OF ASSETS





HAND TOOLS
POWER TOOLS & SUPPLIES
ENGINE PARTS
DEMO ENGINE
GENERATORS
POWER EQUIPMENT & SUPPLIES
COMPRESSION EQUIPMENT & SUPPLIES
WELDING EQUIPMENT & SUPPLIES
AUTO BODY EQUIPMENT & SUPPLIES
TESTING & DIAGNOSTIC EQUIPMENT




















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